Exhibit 8.1

List of Subsidiaries and Consolidated Affiliate Entities

Outside PRC

Ascendium Group Limited (British Virgin Islands)

China Medical Services Holdings Limited (Hong Kong)

Concord Medical Services (International) Pte. Ltd. (Singapore)

King Cheers Holdings Limited (Hong Kong)

Medstar Overseas Limited (British Virgin Islands)

Our Medical Services, LTD. (British Virgin Islands)

US Proton Therapy Holdings Limited (British Virgin Islands)

US Proton Therapy Holdings Limited (Delaware, United States)

Global Medical Imaging (Hongkong) Limited (Hong Kong)

CCM (Hong Kong) Medical Investments Limited (Hong Kong)

Cyber Medical Network Limited (Hong Kong)

Concord Medical Investment Management Limited (British Virgin Islands)

Oriental Light Group Ltd (British Virgin Islands)

Concord Hospital Management Group Limited (Hong Kong)

PRC

Meizhong Jiahe Medical Science & Technology Development Group Co., Ltd.

Medstar (Tianjin) Medical Technology Services Ltd.

Tianjin Concord Medical Technology Limited

Guofu Huimei (Tianjin) Investment Management Partnership Firm (LP)

Tianjin Jiatai Enterprise Management Center (LP)

Heze Meizhong Jiahe Cancer Center Co., Ltd.

Shanghai Rongchi Medical Management Co., Ltd.

Medstar(Guangzhou) Medical Technology Services Ltd.

Jiaxue (Shanghai) Medical Technology Services Ltd.

Wuxi Concord Medical Development Ltd.

Wuxi Meizhong Jiahe Cancer Center

Shanghai Concord Cancer Center Co., Ltd

Guangzhou Concord Cancer Center Co., Ltd.

Guangzhou New Spring Hospital Management Ltd.

Guangzhou New Spring Medical Cancer Ltd

Beijing Century Friendship Science & Technology Development Co., Ltd.

Beijing Proton Medical Center Co., Ltd

Shenzhen Concord Medical Investments Limited

Datong Meizhong Jiahe Cancer Center

Datong Meizhong Jiahe Traditional Chinese Medical Center

Shenzhen Aohua Medical Technology Development Co., Ltd.

Shanghai Taifeng Medical Technology Ltd.

Shanghai Meizhong Jiahe Cancer Center

Beijing Yundu Internet Technology Co., Ltd.

Ningbo Jiahe Hospital Management Ltd.

Yinchuan Meizhong Jiahe Internet Hospital Ltd.

Shanghai Meizhong Jiahe Medical Image Diagnosis Limited

Medstar (Shanghai) Financial Leasing Co., Ltd.

Taizhou Concord Leasing Ltd.

Beijing Concord Medical Technology Limited

Shanghai Meizhong Jaihe General Practice Center